FOR IMMEDIATE RELEASE
July 26, 2005

NORFOLK SOUTHERN INCREASES QUARTERLY DIVIDEND

NORFOLK, VA -- Norfolk Southern Corporation (NYSE: NSC) today announced an increase in the quarterly dividend to 13 cents per share on its common stock, payable on Sept. 10 to stockholders of record on Aug. 5.

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For further information contact:

         (Media) Bob Fort, 757-629-2710 (rcfort@nscorp.com)

           (Investors) Leanne Marilley, 757-629-2861(leanne.marilley@nscorp.com)